Freshworks Reports Fourth Quarter and Full Year 2022 Results
•Full year revenue grew 34% year-over-year, 37% adjusting for constant currency
•Fourth quarter revenue grew 26% year-over-year, 30% adjusting for constant currency
•Surpassed $500 million in annual recurring revenue
•Improved business efficiency with $7.2 million in net cash from operating activities and $4 million of free cash flow in the quarter

San Mateo, Calif. – February 7, 2023 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its fourth quarter and full year ended December 31, 2022.

“Freshworks capped off a strong finish to the year with revenue growing 30% on a constant currency basis in Q4,” said Girish Mathrubootham, CEO and Founder of Freshworks. “Despite macroeconomic uncertainty throughout the year, I am pleased with our focus on product innovation, expansion and new business which drove revenue growth and improved cash flow. We will continue this focus into 2023.”

Fourth Quarter 2022 Financial Summary Results

•Revenue: Total revenue was $133.2 million, representing growth of 26% compared to the fourth quarter of 2021 and 30% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(60.6) million, compared to $(56.4) million in the fourth quarter of 2021.

•Non-GAAP (Loss) from Operations: Non-GAAP (loss) from operations was $(2.8) million, compared to $(10.7) million in the fourth quarter of 2021.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.19) based on 288.5 million weighted-average shares outstanding, compared to $(0.28) based on 269.5 million weighted-average shares outstanding in the fourth quarter of 2021.

•Non-GAAP Net Income (Loss) Per Share: Non-GAAP basic and diluted net income (loss) per share was $0.01 based on 292.2 million weighted-average shares outstanding, compared to $(0.06) based on 269.5 million weighted-average shares outstanding in the fourth quarter of 2021.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $7.2 million, compared to $4.8 million in the fourth quarter of 2021.

•Free Cash Flow: Free cash flow was $4.0 million, compared to $2.8 million in the fourth quarter of 2021.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.1 billion as of December 31, 2022.

Full Year 2022 Financial Summary Results

•Revenue: Total revenue was $498.0 million, representing growth of 34% compared to 2021 and 37% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(233.4) million, compared to $(204.8) million in 2021.

•Non-GAAP (Loss) from Operations: Non-GAAP (loss) from operations was $(22.3) million, compared to $(18.3) million in 2021.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.82) based on 284.6 million weighted-average shares outstanding, compared to $(21.73) based on 130.7 million weighted-average shares outstanding in 2021.

•Non-GAAP Net (Loss) Per Share: Non-GAAP basic and diluted net (loss) per share was $(0.07) based on 284.6 million weighted-average shares outstanding, compared to $(0.21) based on 130.7 million weighted-average shares outstanding in 2021.

•Net Cash (Used in) Provided by Operating Activities: Net cash (used in) operating activities was $(2.5) million, compared to net cash provided by operating activities of $11.5 million in 2021.

•Free Cash Flow: Free cash flow was $(14.8) million, compared to $2.3 million in 2021.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Fourth Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 17,722, an increase of 20% year-over-year and 21% adjusting for constant currency.
•Net dollar retention rate was 108%, and 110% adjusting for constant currency, compared to 107% in the third quarter of 2022 and 114% in the fourth quarter of 2021.
•Welcomed new customers to the Freshworks community including: The San Francisco 49ers, Addison Lee, Finchoice, Mahindra, Supara, St. Marche, Yulu Bikes and more.
•Announced the appointment of Jason Loomis as Chief Information Security Officer.
•Named one of The Best Places to Work in 2023 in San Francisco and Colorado by BuiltIn.
•Freshdesk and Freshservice won TrustRadius Awards for Best Value for the Price and Best Feature Set.

Financial Outlook

We are providing estimates for the first quarter and full year 2023 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the first quarter and full year 2023, we currently expect the following results:

($ in millions, except per share data)	First Quarter 2023	Full Year 2023
Revenue(1)	$133.0 - $135.0	$575.0 - $590.0
Year-over-year growth	16% - 18%	15% - 18%
Adjusting for constant currency(2)	19% - 21%	16% - 19%

Non-GAAP loss from operations(1)	($9.0) - ($7.0)	($14.0) - ($6.0)

Non-GAAP net loss per share(3)	($0.03) - ($0.01)	($0.01) - $0.03

(1) Revenue and non-GAAP loss from operations are based on exchange rates as of February 3, 2023 for currencies other than USD.
(2) Revenue growth rates adjusted for constant currency are based on average exchange rates in effect during the comparison period for currencies other than USD. See the section entitled “Explanation of non-GAAP Financial Measures” and the table entitled “Reconciliation of Selected GAAP Measures to non‑GAAP Measures” for a reconciliation of GAAP to non‑GAAP measures.
(3) Non-GAAP net loss per share was estimated assuming 290.2 million and 293.8 million weighted-average shares outstanding for the first quarter and full year 2023, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter and full year 2022 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on February 7, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue and revenue growth rates adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss per share, non-GAAP net loss attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q4 2021, the average exchange rates in effect for our major currencies were 1 USD to 1.14 EUR and 1 USD to 1.35 GBP), rather than the actual average exchange rates in effect during the current period (for Q4 2022, the average exchange rates in effect for our major currencies were 1 USD to 1.02 EUR and 1 USD to 1.17 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Gain on sale of non-marketable equity investments. We exclude gains on sale of non-marketable equity investments from certain of our non-GAAP financial measures because we believe they are unrelated to our ongoing operating performance and are not expected to recur in our continuing operating results.

We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics and related growth rates for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q4 2021, the period end exchange rates in effect for our major currencies were 1 USD to 1.13 EUR and 1 USD to 1.35 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q4 2022, the period end exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.21 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the first quarter and full year 2023, our financial outlook, the value of our products to customers, the results of our focus on product innovation efforts, our ability to drive long-term growth, our ability to improve cash flow and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertanties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and other documents of Freshworks Inc. on file with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Annual Report on Form 10-K that will be filed for the year ended December 31, 2022.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) makes business software people love to use. Purpose-built for IT, customer support, and sales and marketing teams, our products empower the people who power business. Freshworks is fast to onboard, priced affordably, built to delight, yet powerful enough to deliver critical business outcomes. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 60,000 customers including Allbirds, Blue Nile, Bridgestone, Databricks, Klarna, NHS, OfficeMax, and PhonePe. For the freshest company news visit www.freshworks.com and follow us on Facebook, LinkedIn and Twitter.

Investor Relations Contact:
Joon Huh
IR@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com
408-348-1087

© 2023 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any first parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$133,170	$105,480	$497,999	$371,022
Cost of revenue(1)	25,156	20,398	95,772	78,030
Gross profit	108,014	85,082	402,227	292,992
Operating expense:
Research and development(1)	34,658	29,030	135,543	120,407
Sales and marketing(1)	94,838	72,190	343,207	260,345
General and administrative(1)	39,126	40,237	156,849	117,022
Total operating expenses	168,622	141,457	635,599	497,774
Loss from operations	(60,608)	(56,375)	(233,372)	(204,782)
Interest and other income (expense), net	9,973	(125)	12,582	23,303
Loss before income taxes	(50,635)	(56,500)	(220,790)	(181,479)
Provision for income taxes	4,842	18,236	11,342	10,516
Net loss	(55,477)	(74,736)	(232,132)	(191,995)
Accretion of redeemable convertible preferred stock	—	—	—	(2,646,662)
Net loss attributable to common stockholders	$(55,477)	$(74,736)	$(232,132)	$(2,838,657)
Net loss per share attributable to common stockholders - basic and diluted	$(0.19)	$(0.28)	$(0.82)	$(21.73)
Weighted average shares used in computing net loss per share attributable to common stockholders - basic and diluted	288,457	269,502	284,587	130,652

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$1,827	$1,621	$7,039	$5,604
Research and development	9,967	8,339	36,413	45,162
Sales and marketing	20,124	12,704	64,328	53,169
General and administrative	25,126	26,520	99,916	69,508
Total stock-based compensation expense	$57,044	$49,184	$207,696	$173,443

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$304,083	$747,861
Marketable securities	843,405	575,679
Accounts receivable, net	70,470	51,756
Deferred contract acquisition costs	20,139	14,640
Prepaid expenses and other current assets	38,913	31,440
Total current assets	1,277,010	1,421,376
Property and equipment, net	24,139	21,478
Operating lease right-of-use assets	33,024	—
Deferred contract acquisition costs, noncurrent	19,536	15,007
Intangible assets, net	303	1,894
Goodwill	6,181	6,181
Deferred tax assets	8,689	6,284
Other assets	11,334	10,592
Total assets	$1,380,216	$1,482,812
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,908	$6,321
Accrued liabilities	59,008	55,829
Deferred revenue	205,626	160,173
Income tax payable	1,150	1,023
Total current liabilities	271,692	223,346
Operating lease liabilities, non-current	28,174	—
Other liabilities	28,532	21,427
Total liabilities	328,398	244,773
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,562,319	4,509,724
Accumulated other comprehensive loss	(7,431)	(747)
Accumulated deficit	(3,503,073)	(3,270,941)
Total stockholders' equity	1,051,818	1,238,039
Total liabilities and stockholders' equity	$1,380,216	$1,482,812

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net loss	$(55,477)	$(74,736)	$(232,132)	$(191,995)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,930	3,502	11,504	13,294
Amortization of deferred contract acquisition costs	5,211	3,759	18,532	12,844
Non-cash lease expense	1,732	—	6,195	—
Stock-based compensation	57,044	49,184	207,696	173,443
Premium amortization on marketable securities	(2,191)	551	(1,627)	1,757
Gain realized on sale of marketable securities and non-marketable equity investments	—	(1)	—	(23,836)
Change in fair value of equity securities	4	(32)	(71)	(132)
Deferred income taxes	(2,714)	9,814	(2,405)	(1,907)
Other	(581)	(161)	887	(28)
Changes in operating assets and liabilities:
Accounts receivable	(13,636)	(7,470)	(18,892)	(17,509)
Deferred contract acquisition costs	(9,006)	(7,186)	(28,560)	(24,218)
Prepaid expenses and other assets	4,233	8,881	(8,141)	(5,942)
Accounts payable	2,039	2,528	77	1,986
Accrued and other liabilities	3,872	(803)	7,746	17,714
Deferred revenue	14,657	17,014	45,453	55,989
Operating lease liabilities	(950)	—	(8,787)	—
Net cash provided by (used in) operating activities	7,167	4,844	(2,525)	11,460
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,841)	(1,509)	(7,129)	(5,565)
Proceeds from sale of property and equipment	5	55	137	620
Capitalized internal-use software	(1,288)	(502)	(5,116)	(3,552)
Sale of non-marketable equity investments	—	—	—	23,979
Purchases of marketable securities	(310,059)	(531,250)	(848,560)	(686,078)
Sales of marketable securities	—	94,339	92,786	131,170
Maturities and redemptions of marketable securities	189,430	6,576	483,055	119,130
Net cash used in investing activities	(123,753)	(432,291)	(284,827)	(420,296)
Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discounts	—	—	—	1,069,348
Proceeds from issuance of common stock under employee stock purchase plan, net	3,859	—	10,870	—
Proceeds from exercise of stock options	11	51	109	94
Payment of withholding taxes on net share settlement of equity awards	(15,508)	(3,343)	(167,224)	(3,343)
Payment of deferred offering costs	—	(1,358)	(109)	(6,830)
Payment of acquisition-related liabilities	—	—	—	(900)
Net cash used in financing activities	(11,638)	(4,650)	(156,354)	1,058,369

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net increase (decrease) in cash, cash equivalents and restricted cash	(128,224)	(432,097)	(443,706)	649,533
Cash, cash equivalents and restricted cash, beginning of period	432,382	1,179,961	747,864	98,331
Cash, cash equivalents and restricted cash, end of period	$304,158	$747,864	$304,158	$747,864

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,
	2022	2021	Growth Rates
Revenue
GAAP revenue	$133,170	$105,480	26%
Effects of foreign currency rate fluctuations	3,933	—
Revenue adjusted for constant currency	$137,103		30%

	Year Ended December 31,
	2022	2021	Growth Rates
Revenue
GAAP revenue	$497,999	$371,022	34%
Effects of foreign currency rate fluctuations	11,301	—
Revenue adjusted for constant currency	$509,300		37%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin:
GAAP gross profit	$108,014	$85,082	$402,227	$292,992
Non-GAAP adjustments:
Stock-based compensation expense	1,827	1,621	7,039	5,604
Employer payroll taxes on employee stock transactions	16	(236)	41	287
Amortization of acquired intangibles	176	990	1,191	3,929
Non-GAAP gross profit	$110,033	$87,457	$410,498	$302,812
GAAP gross margin	81.1%	80.7%	80.8%	79.0%
Non-GAAP gross margin	82.6%	82.9%	82.4%	81.6%

Reconciliation of operating expenses:
GAAP research and development	$34,658	$29,030	$135,543	$120,407
Non-GAAP adjustments:
Stock-based compensation expense	(9,967)	(8,339)	(36,413)	(45,162)
Employer payroll taxes on employee stock transactions	(62)	449	65	(1,183)
Non-GAAP research and development	$24,629	$21,140	$99,195	$74,062
GAAP research and development as percentage of revenue	26.0%	27.5%	27.2%	32.5%
Non-GAAP research and development as percentage of revenue	18.5%	20.0%	19.9%	20.0%

GAAP sales and marketing	$94,838	$72,190	$343,207	$260,345
Non-GAAP adjustments:
Stock-based compensation expense	(20,124)	(12,704)	(64,328)	(53,169)
Employer payroll taxes on employee stock transactions	(319)	(207)	(1,273)	(4,616)
Amortization of acquired intangibles	(100)	(101)	(400)	(400)
Non-GAAP sales and marketing	$74,295	$59,178	$277,206	$202,160
GAAP sales and marketing as percentage of revenue	71.2%	68.4%	68.9%	70.2%
Non-GAAP sales and marketing as percentage of revenue	55.8%	56.1%	55.7%	54.5%

GAAP general and administrative	$39,126	$40,237	$156,849	$117,022
Non-GAAP adjustments:
Stock-based compensation expense	(25,126)	(26,520)	(99,916)	(69,508)
Employer payroll taxes on employee stock transactions	(121)	4,147	(578)	(2,668)
Non-GAAP general and administrative	$13,879	$17,864	$56,355	$44,846

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP general and administrative as percentage of revenue	29.4%	38.1%	31.5%	31.5%
Non-GAAP general and administrative as percentage of revenue	10.4%	16.9%	11.3%	12.1%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(60,608)	$(56,375)	$(233,372)	$(204,782)
Non-GAAP adjustments:
Stock-based compensation expense	57,044	49,184	207,696	173,443
Employer payroll taxes on employee stock transactions	518	(4,625)	1,827	8,754
Amortization of acquired intangibles	276	1,091	1,591	4,329
Non-GAAP loss from operations	$(2,770)	$(10,725)	$(22,258)	$(18,256)
GAAP operating margin	(45.5)%	(53.4)%	(46.9)%	(55.2)%
Non-GAAP operating margin	(2.1)%	(10.2)%	(4.5)%	(4.9)%

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders - basic and diluted	$(55,477)	$(74,736)	$(232,132)	$(2,838,657)
Non-GAAP adjustments:
Accretion of redeemable convertible preferred stock	—	—	—	2,646,662
Stock-based compensation expense	57,044	49,184	207,696	173,443
Employer payroll taxes on employee stock transactions	518	(4,625)	1,827	8,754
Amortization of acquired intangibles	276	1,091	1,591	4,329
Gain on sale of non-marketable equity investments	—	—	—	(23,830)
Income tax adjustments	450	13,357	1,978	1,802
Non-GAAP net income (loss) attributable to common stockholders - basic and diluted	$2,811	$(15,729)	$(19,040)	$(27,497)

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of net loss per share - basic and diluted:
GAAP net loss per share attributable to common stockholders - basic and diluted	$(0.19)	$(0.28)	$(0.82)	$(21.73)
Non-GAAP adjustments:
Accretion of redeemable convertible preferred stock	—	—	—	20.26
Stock-based compensation expense	0.20	0.18	0.73	1.33
Employer payroll taxes on employee stock transactions	—	(0.02)	0.01	0.07
Amortization of acquired intangibles	—	0.01	—	0.03
Gain on sale of non-marketable equity investments	—	—	—	(0.18)
Income tax adjustments	—	0.05	0.01	0.01
Non-GAAP net income (loss) per share attributable to common stockholders - basic	$0.01	$(0.06)	$(0.07)	$(0.21)
Non-GAAP net income (loss) per share attributable to common stockholders - diluted	$0.01	$(0.06)	$(0.07)	$(0.21)
Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders - basic	288,457	269,502	284,587	130,652
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders - diluted (1)	292,182	269,502	284,587	130,652

Computation of free cash flow:
Net cash (used in) provided by operating activities	$7,167	$4,844	$(2,525)	$11,460
Less:
Purchases of property and equipment	(1,841)	(1,509)	(7,129)	(5,565)
Capitalized internal-use software	(1,288)	(502)	(5,116)	(3,552)
Free cash flow	$4,038	$2,833	$(14,770)	$2,343
Net cash used in investing activities	$(123,753)	$(432,291)	$(284,827)	$(420,296)
Net cash provided by (used in) financing activities	$(11,638)	$(4,650)	$(156,354)	$1,058,369

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The Company considers its redeemable convertible preferred stock, stock options and RSUs as potential common stock equivalents but excluded them from the computation of diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended December 31, 2022, potentially diluted shares of 3.7M shares were included in the weighted average shares used in computing non-GAAP net income per share.